Exhibit 10.49

Date	19 April 2007

Our Ref	CRC/CDT/LC/SMA/JT/TRITI1
PRIVATE & CONFIDENTIAL
Trio-Tech International Pte Ltd
1008 Toa Payoh North
#03-09
Singapore 318996

Attention:	Mr Victor Ting
	Chief Financial Officer	Syed Muhammad Ali
Telephone No. 6530 3334
Dear Sirs
BANKING ARRANGEMENTS
Standard Chartered Banks (the “Bank”) is pleased to confirm its willingness to continue to make available to Trio-Tech International Pte Ltd (the “Customer”) the uncommitted banking and treasury facilities (the “Facilities”) outlined below on the following terms and conditions, subject to the Bank’s Standard Terms and Conditions, as set out in CRC Form 338-1206 attached hereto, and to the satisfactory completion of documentation:-

BANKING FACILITIES AMOUNT	DESCRIPTION AND PRICING
1) SGD750,000	Overdraft in SGD and USD current account, repayable upon demand, to assist with working capital requirements.

Interest at Prime plus 0.25% p.a. payable monthly in arrears to the debit of the Customer’s current account.

Condition

In the event that the Bank’s prime rate is lower than its 1-month cost of funds rate, the Bank reserves the right to convert the prime rate to its 1-month cost of funds rate.

1a) (SGD750,000)	Short term loans for period up to 90 days to assist with working capital requirements.

Interest at Cost of Funds plus 3% p.a.

Note
i)	Interavailability between the short term money market loans and the overdraft facility is at the sole discretion of the Bank.

ii)	The Bank may at any time at its sole discretion suspend the availability of prime-based funds by reason or circumstances affecting the money market including but not limited to volatile rate fluctuations or tight liquidity.

iii)	Drawings under limits 1) to 1a) are at all times subject to the availability of funds.

iv)	Combined aggregate outstandings under limits 1) to 1a) must not exceed SGD750,000 at any one time.

Standard Chartered Bank
Credit Risk Control
Wholesale Banking
1 Tampines Central 5, CPF Tampines Building #03-01
Singapore 529508	Tel +65 6876 0888
Robinson Road P. O. Box 1901, Singapore 903801	Fax +65 6260 2513
Incorporated in England with limited liability by Royal Charter 1853
The Principal Office of the Company is situated in England at 1 Aldermanbury Square London EC2V 7SB Reference Number ZC18
Trio-Tech International Pte Ltd Page 1 of 6

2) SGD2,000,000	For issuing customs and other non-shipping guarantees for period not exceeding 12 months, except for guarantees favouring the following bodies for the identified purpose which may be issued for period up to 42 months:
a)	Jurong Town Council — Rental Deposit

b)	Ministry of Manpower — Security Deposit for foreign workers

c)	Utility provider for the Customer — Security Deposit for power supply

Counter, indemnities are to be held.

Commission at standard pricing.

2a) (SGD2,000,000)	For issuing advance payment guarantees / performance bonds /retention bonds for period not exceeding 12 months.

Counter indemnities are to be held.

Commission at standard pricing.

2b) (SGD1,000,000)	For issuing tender bonds for period not exceeding 6 months.

Counter indemnities are to be held.

Commission at standard pricing.

2c) (SGD2,000,000)	For opening irrevocable letters of credit, drafts at sight and/or usance for period up to 120 days, covering the import of goods into Singapore and/or Malaysia.

Commission at standard pricing.

2d) (SGD1,500,000)	Loans against trust receipts and/or acceptance against trust receipts for period up to 120 days, covering the release of goods imported under and complementary to limit 2).

Interest at Cost of Fund plus 2.0% p.a. during the term of each Singapore Dollar trust receipt.

Interest at SIBOR plus 2.0% p.a. during the term of each foreign currency trust receipt.

2e) (SGD1,500,000)	Shipping guarantees may be issued to secure the release of goods imported under letters of credit or collection bills routed through the Bank.

Commission at standard pricing.

2f) (SGD1,500,000)	For opening irrevocable letters of credit, drafts at sight and/or usance for period up to 120 days, covering the import of goods in favour of Singapore and Malaysian suppliers.

Commission at standard pricing.

2g) (SGD1,000,000)	Loans against imports by way of promissory notes covering collection DA and DP bills for period up to 120 days, including original usance period. Financing of approved suppliers’ invoices are also permitted but at the sole discretion of the Bank.
Trio-Tech International Pte Ltd Page 2 of 6

Commission at 0.25% flat.

Interest at Cost of Fund plus 2.0% p.a. during the term of each Singapore Dollar trust receipt.

Interest at SIBOR plus 2.0% p.a. during the term of each foreign currency trust receipt.

Condition

Proceeds of invoice financing are to be paid directly to suppliers and not credited to the Customer’s account.

Note
1.	Combined aggregate outstandings under limits 2) to 2g) must not exceed SGD2,000,000 at any one time.

2.	Limits 1) to 1a) & 2) to 2g) and Treasury Facilities may at the Bank’s discretion be made inter-available to Universal (Far East) Pte Ltd subject to the execution of a corporate guarantee from Trio Tech International Pte Ltd, to be supported by a board resolution.

3) SGD555,568	Paid-down balance of a 3-year term loan to support purchase of equipment for work/contract with Advanced Micro Devices.

Interest at Cost of Funds plus 3.5% p.a.

Tenor

3 years from date of first drawdown.

Drawdown

Loan drawdown on 30 Nov 2005

Maturity

29 November 2008

Repayment

Repayable in 35 equal monthly instalments of SGD27,777 (excluding interest) and final instalment of SGD27,805 (excluding interest) with effect from January 2006.

Prepayment

Prepayment penalty at 1.0% and partial repayment will be applied in inverse order of maturity and may not be redrawn. The Customer is to give at least 30 days written notice before such repayment is effected.

Note

Limit 3) is to be fully repaid on drawdown of the Term Loan Facility as indicated in the Bank’s Term Loan offer letter dated 19 April 2007
Trio-Tech International Pte Ltd Page 3 of 6

TREASURY FACILITIES
Foreign Exchange Facilities
The Bank will be pleased to quote rates for foreign exchange forward transactions up to 180 days. Quotes for same day or next day settlement can normally be provided subject to the currency involved and the time of day. Such quotes will always be at the sole discretion of the Bank.
Currency and Interest Rate Risk Management Facilities
The Bank will also be pleased to quote rates for currency and interest rate options and swaps, including structures customised to meet the Customer’s specific requirements. Interest rate and cross currency swaps may be transacted for tenors of up to 3 years.
Mandate
Prior to undertaking any transaction with the Bank, the Customer will provide to the Bank a certified true copy of the Customer’s Board of Director’s Resolution together with the Dealing Mandate, duly authorised written instructions which authorise:
a)	named individuals to enter into relevant transactions on behalf of the Customer by telephone or by any other method acceptable to the Bank; and

b)	named individuals to sign the confirmation and written instructions to the Bank regarding settlement and payment of transactions, together with specimen signatures of those persons named under sub-clause (b) above.
The Customer is obliged to keep these instructions current by informing the Bank at the address specified herein of any changes. The Customer will be responsible for, and the Bank accepts no liability for, any loss incurred as a result of an individual who purports to be authorised by the Customer to enter into relevant transactions but who is not actually so authorised.
Documentation
Transactions in currency and interest rate risk management products will be governed by a master agreement to be entered into before dealings commence.
All foreign exchange transactions shall be governed by the ISDA master agreement entered into between the Bank and the Customer.
SECURITY
Security for the above Facilities and for facilities which may be extended by the Bank to the Customer from time to time:-
1)	Existing all monies Registered Charge over cash deposits (which deposit may consist of current, fixed or USD Principal Protected Commodity Basket Deposit (“CLINT”) deposits) of not less than SGD2,000,000 in the name of the Customer held with the Bank and supported by an appropriate board resolution.

2)	Existing corporate guarantee for SGD2,500,000 executed by Trio-Tech International, United States of America, supported by a board resolution, held by Standard Chartered Bank, New York.
CONDITIONS
1)	The Customer shall maintain a minimum networth of SGD15,000,000 at all times.

Networth is defined as the aggregate of paid-up capital and revenue reserves, excluding revaluation reserves and deducting any loans made to the directors in their personal
Trio-Tech International Pte Ltd Page 4 of 6

capacities or to the parent company, Trio-Tech International, United States of America directly and indirectly or other related companies and other intangible assets.

2)	Gearing ratio of the Customer shall not exceed 1 .0x at all times.

Consolidated gearing ratio is defined as total external debts : networth.

3)	Any dividends to be declared are subject to prior written consent from the Bank which will not be unreasonably withheld.

4)	The Customer shall submit to the Bank its quarterly management accounts and its operating subsidiaries including Trio-Tech International (M) Sdn Bhd, Trio-Tech (KL) Sdn Bhd and Trio- Tech (Bangkok) Co Ltd within 75 days from the end of each period.

5)	The Customer shall submit to the Bank its quarterly lists of stocks and ageing debtors (trade and non-trade, including related company debts) within 75 days from the end of each period and stocks shall be subject to periodic inspection by the Bank’s officers.
INTEREST
The Bank’s United States Dollar and Singapore Dollar prime lending rate are currently 8.25% p.a. and 5.75% p.a. respectively and are subject to fluctuation without prior notice but the rate and any changes thereto are notified in the press and are featured in the Bank’s statements of account and on notices displayed at the Bank’s branches.
The Bank’s Standard Bills Finance Rate (SBFR) for all Trade Finance related loans is also subject to fluctuation without prior notice and will be determined by the Bank according to market forces but the prevailing rate and any changes thereto are featured in the Bank’s Trade Finance statements and are available on request from our Trade Customer Services Centre. The SBFR for Singapore Dollar denominated Trade loans is currently 5.75% p.a. and for Foreign Currency Trade loans is the respective currency’s local inter-bank offer rate or Cost of Funds (i.e. SIBOR) for three months or such other period as the Bank in its discretion may consider appropriate.
EXCLUSION OF RIGHTS OF THIRD PARTIES
A person who is not a party to this Facility Letter has no right under the Contracts (Rights of Third Parties) Act (Chapter 53B) to enforce or enjoy the benefit of any terms of the Facility Letter.
ACCEPTANCE
This offer will remain open for acceptance for a period of thirty days from the date of this letter.
To confirm your acceptance of this offer, please return the attached duplicate copy of this letter duly signed in acceptance together with a certified true extract of the board resolution as per specimen attached to:
Standard Chartered Bank
Credit Risk Control, Singapore
Wholesale Bank,
CPF Tampines Building #03-01
1 Tampines Central 5
Singapore 529508
Attention : Ms Jaslyn Tay
This Facility Letter supersedes all previous Facility Letters.
Trio-Tech International Pte Ltd Page 5 of 6

DOCUMENTATION
We enclose a set of documents which should be duly completed and returned to the Bank at the above mentioned address.
With respect to the Treasury Facilities for Universal (Far East) Pte Ltd, a certified true copy of the Customer’s Board of Director’s Resolution (in the form attached) together with the Dealing Mandate (in the form attached) should be duly completed and returned to the Bank at the above mentioned address.
AVAILABILITY AND REPAYMENT
The above Facilities are subject to periodic review by the Bank at its discretion, and it is expressly agreed that it will at all times be available at the sole discretion of the Bank. Notwithstanding any provisions contained in this letter or in any other document, the Bank will at all times have the right to require immediate payment of all or any part of any sums actually or contingently owing to it, and the right to immediately terminate or suspend, in whole or in part, the Facilities and all further utilisation of the Facilities.
We are pleased to make this offer of banking facilities and look forward to receiving your formal acceptance in due course.
Should you require any assistance pertaining to the completion of documentation, you may contact Ms Jaslyn Tay at telephone no. 6780 7520.
Yours faithfully
For and on behalf of
Standard Chartered Bank

Syed Muhammad Ali	Diana Soh
Director	Credit Documentation Manager
Local Corporates	Credit Risk Control
We confirm the Customer’s acceptance of the Facilities on the terms and conditions outlined in this letter dated 19 April 2007:-

/s/ Yong Siew Wai for and on behalf of Trio-Tech International Pte Ltd

/s/ Yong Siew Wai for and on behalf of Universal (Far East) Pte Ltd
Trio-Tech International Pte Ltd Page 6 of 6

Date	19 April 2007

Our Ref	CRC/CDT/LC/SMA/JT/TRITI1
PRIVATE & CONFIDENTIAL
Trio-Tech International Pte Ltd
1008 Toa Payoh North
#03-09
Singapore 318996

Attention:	Mr Victor Ting Chief Financial Officer
Dear Sirs
RECEIVABLES PURCHASE AGREEMENT :     TRIO-TECH INTERNATIONAL PTE LTD
We refer to the Receivables Purchase Facility Letter dated 11 August 2003 (the “Facility Letter”) and the two Receivables Purchase Agreements (the “Agreements”) dated 11 August 2003 setting out the terms and conditions of the Receivables Purchase Facility made available to your company (the “Company”) as varied by our letters dated 15 September 2005 (the “3rd Supplemental Letter”) and 6 April 2006 (the “4th Supplemental Letter”)
Following our recent discussions, we are pleased to confirm that the “Schedule” to the Agreements and “Conditions” shall be varied as follows:
FIU LIMIT
The FIU limit of SGD1,000,000/USD2,000,000 shall be revised to SGD6,000,000
The FIU limit of SGD2,000,000/USD1,200,000 shall be revised to SGD6,000,000
The aggregate FIU limit at any one time shall not exceed SGD6,000,000 which will be available in both SGD and USD and inter-allocation is subject to the Bank’s approval.
DISCOUNTING CHARGE
The discounting charge shall be revised as follows:

(i)	For SGD FIU limit:	Cost of Funds plus 2.0% per annum
(ii)	For USD FIU limit:	SIBOR plus 2.0% per annum
CONDITIONS
The following will also be required for all receivables purchased: -
(i)	Invoices relating to the receivable(s).

(ii)	If required by the Bank, formal assignment of debt in the Bank’s approved form

Standard Chartered Bank
Credit Risk Control
Wholesale Banking
1 Tampines Central 5, CPF Tampines Building #03-01
Singapore 529508	Tel +65 6876 0888
Robinson Road P. O. Box 1901, Singapore 903801	Fax +65 6260 2513
Incorporated in England with limited liability by Royal Charter 1853
The Principal Office of the Company is situated in England at 1 Aldermanbury Square London EC2V 7SB Reference Number ZC18
Trio-Tech International Pte Ltd Page 1 of 4

(iii)	Invoices must be supported by copy of bill of lading, delivery order and/or airway bill.

(iv)	All payments by the approved debtors must be made directly to the Bank or an account designated by the Bank

(v)	Payment from buyer is to be made within 30 days from invoice due date, after which debt to be reassigned to the Company and the Company is to settle outstanding under the invoice financing.

(vi)	The Company is to maintain a minimum networth of SGD15,000,000 at all times

Networth is defined as the aggregate of paid-up capital and revenue reserves, excluding revaluation reserves and deducting any loans made to the directors in their personal capacities or to the parent company, Trio-Tech International, United States of America directly and indirectly or other related companies and other intangible assets

(vii)	Gearing ratio of the Company is not to exceed 1 time

Consolidated gearing ratio is defined as total external debts : networth

(viii)	Any dividends to be declared are subject to prior written consent from the Bank which will not be unreasonably withheld

(ix)	The Company is to submit to the Bank its quarterly management accounts and its operating subsidiaries including Trio-Tech International (M) Sdn Bhd, Trio-Tech (KL) Sdn Bhd and Trio-Tech (Bangkok) Co Ltd within 75 days from the end of each period.

(x)	The Company is to submit to the Bank its quarterly lists of stocks and ageing debtors (trade and non-trade, including related company debts) within 75 days from the end of each quarter and stocks are subject to periodic inspection by the Bank’s officers.

(xi)	The Company agrees that it will not:-
(a)	seek to obtain any financing from any other bank or financial institution in respect of any invoice which it has presented or will present to the Bank;

(b)	seek to sell or assign to any person, any debt which it has sold or intends to sell to the Bank under the Receivable Purchase Facility.
(xii)	If the Company has already obtained financing via any import facilities (the “Other Facilities”) granted to the Company by the Bank or any other financial institution in respect of any particular invoices, debts, goods or services, then the Company shall not seek to utilise the Receivables Purchase Facility in respect of the said invoices, debts, goods or services, unless the proceeds from the utilisation of the Receivables Purchase Facility are used exclusively to repay the Company’s indebtedness under the Other Facilities.

(xiii)	Please refer to Appendix A for the list of approved buyers. Any other buyer(s) to be approved by the Bank. For without recourse facility, invoices up to 45 days and for with recourse facility invoices up to 60 days from invoice date, drawn on AMD and Freescale are acceptable for financing, subject to the invoices not more than 15 days overdue.
The variation set out above will take effect from the date of this letter (the “5th Supplemental Letter”).
The 3rd and 4th Supplemental Letters dated 15 September 2005 and 6 April 2006 respectively are hereby cancelled.
Trio-Tech International Pte Ltd Page 2 of 4

Except for the above variation, all the terms of the Facility Letter and Agreements will remain in full force and effect in all other respects.
Expressions used in the 5th Supplemental Letter have the same meanings as defined in the Agreements unless otherwise defined or the context otherwise requires.
Please sign the enclosed copy of the 5th Supplemental Letter and return it to
Standard Chartered Bank
Credit Risk Control, Singapore
Wholesale Bank,
CPF Tampines Building #03-01
1 Tampines Central 5
Singapore 529508
Attention: Ms Jaslyn Tay
within one month after the date of the 5th Supplemental Letter
The 5th Supplemental letter will be governed by Singapore law.
Yours faithfully,
For and on behalf of
STANDARD CHARTERED BANK
Singapore Branch

Syed Muhammad Ali	Diana Soh
Director	Credit Documentation Manager
Local Corporates	Credit Risk Control
ACCEPTANCE
We confirm acceptance of the facility on the terms and conditions outlined in the 5th Supplemental Letter dated 19 April 2007.
For and on behalf of
Trio-Tech International Pte Ltd

/s/ Yong Siew Wai Authorised Signatory
Date:
Trio-Tech International Pte Ltd Page 3 of 4

APPENDIX A
LIST OF APPROVED BUYERS UNDER “WITHOUT RECOURSE” FACILITY
(i)	Freescale Semiconductor Malaysia Sdn Bhd

(ii)	Infineon Technologies Asia Pacific Pte Ltd

(iii)	Advance Micro Devices (S) Pte Ltd

(iv)	Advance Micro Devices, Inc (USA)

(v)	AMD Technologies (China) Co Ltd
LIST OF PRE-APPROVED BUYERS UNDER “WITH RECOURSE” FACILITY
(i)	Freescale Semiconductor Malaysia Sdn Bhd

(ii)	Advance Micro Devices (S) Pte Ltd

(iii)	Advance Micro Devices, Inc (USA)

(iv)	AMD Technologies (China) Co Ltd
Trio-Tech International Pte Ltd Page 4 of 4

FROM:	Standard Chartered Bank
Singapore Branch

TO:	Trio-Tech International Pte Ltd
1008 Toa Payoh North
#03-09
Singapore 318996

DATE:	19 April 2007
OFFER LETTER — SINGLE CURRENCY TERM LOAN FACILITY
Dear Sirs
Subject to your countersigning this Offer Letter within the period specified below and subject to the terms of this Offer Letter and the General Terms referred to below, we agree to make available to you the Facility described in the schedule hereto.
We attach a copy of the General Terms (Doc Ref: WBLegal/Term Loan(single currency, single borrower)/General Terms/FEB.06) which are incorporated into this Offer Letter. In the General Terms, you are referred to as the “Borrower” and we are referred to as the “Bank”.
This Offer Letter and the General Terms (together referred to as the “Facility Agreement”) will take effect and become binding on you and us on the later of (a) the date on which you countersign this Offer Letter and return it to us and (b) the Effective Date (if any) specified in the schedule hereto.
This Offer Letter will lapse at 3pm (Singapore time) on the date falling 14 (fourteen) days after the date of this Offer Letter and shall have no further effect unless it is countersigned by you and then received by us before that time.
for and on behalf of
Standard Chartered Bank

Name:	Syed Muhammad Ali	Diana Soh
	Director	Credit Documentation Manager
	Local Corporates	Credit Risk Control
We accept your offer to make available to us the Facility described in the schedule hereto and agree to be bound by the terms of this Offer Letter and the General Terms referred to above (a copy of which we have received).
for and on behalf of
Trio-Tech International Pte Ltd

/s/ Yong Siew Wai

Name:	Yong Siew Wai
Title:	Chief Executive Officer

Date:

Standard Chartered Bank
Credit Risk Control
Wholesale Banking
1 Tampines Central 5, CPF Tampines Building #03-01
	Singapore 529508 Robinson Road P. O. Box 1901, Singapore 903801	Tel +65 6876 0888 Fax +65 6260 2513
Incorporated in England with limited liability by Royal Charter 1853
The Principal Office of the Company is situated in England at 1 Aldermanbury Square London EC2V 7SB Reference
Number ZC18
Trio-Tech International Pte Ltd

SCHEDULE to the Offer Letter
The words and phrases in “bold” (and within quotation marks) used in this schedule will, when used in the General Terms, either have the meaning set out opposite them or (where no meaning is included and a box is left blank) not be applicable.

Description of “Facility”	a single currency term loan facility of up to SGD5,500,000

“Effective Date”	N.A.

“Borrower” (insert full legal name)	Trio-Tech International Pte Ltd

Borrower’s jurisdiction of incorporation	Singapore

Borrower’s company registration number	197602325K

Borrower’s principal office address	1008 Toa Payoh North #03-09 Singapore 318996

“Parent Company”	N.A.

“Controller”	N.A.

“Minimum Holding”	N.A.

“Transaction Subsidiaries” of the Borrower (see definition of “Borrower Group”)	☑	None
	☐	All Subsidiaries of the Borrower for the time being

	☐	The Subsidiaries of the Borrower specified below

The following Subsidiaries:

(incorporated in )

(incorporated in )

(incorporated in )
Trio-Tech International Pte Ltd

“Purpose”	To assist in the Borrower’s expansion plans in Singapore and China

“Facility Currency”	Singapore Dollar (SGD)

“Commitment”	SGD5,500,000

“Availability Period” ends on:	30 June 2007. Any amount undrawn after the expiry of the availability period will be cancelled.

“Final Repayment Date”	36 months from date of drawdown.

“Repayment Timetable”

“Instalment Date”	☑	the “Instalments” monetary amounts/percentages) set out below

	☐	the “Reducing Availability Amounts” set out below

35 equal monthly repayments of SGD153,000 each (excluding interest) and a final principal repayment amount of SGD145,000 (excluding interest)

The first quarterly principal instalment is to commence from the date of first drawdown

“Number of Loans Limit”	N.A.

Rate of interest, clause 5.1	☐	“Fixed Rate” of %

	☑	Floating Rate using:
–	“Margin” of 3.0% p.a. payable monthly in arrears to the debit of the Borrower’s current account

–	“Reference Rate” of:

☐ Prime Rate

☑ Market Reference Rate based on the following Interbank Offered Rate:

Cost of Funds

“Cost of Funds” means in relation to an Interest Period, the rate certified by the Bank to be the aggregate of (i) the rate at which deposits in Singapore Dollars (in an amount comparable with the amount in relation to which Cost of Funds is to be determined and for a period equal to the relevant period) were being offered to the
Trio-Tech International Pte Ltd

Bank in Singapore Interbank Market (or from such other source as the Bank may select for the purpose) at or about 11:00 a.m. and (ii) the rate certified by the Bank to be the cost of compliance with reserve, special deposit or other regulatory requirements with respect to the amount in question (in each case) on the applicable Interest Determination Date;

	☐	Agreed Rate

	☐	Specified Rate

Please indicate whether each of the following clauses in the General Terms apply:

Voluntary prepayment of Loans, clause 4.5	☑	Applies

	☐	Does not apply

“Prepayment Fee”, clause 4.6	☐	Applies, with the Prepayment Fee being a fixed amount (regardless of the size of the repayment) of:
                                        (denominated in
the Facility Currency)

☑ Applies, with the Prepayment Fee of 1.0% on the prepaid amount during the first year from the first drawdown date. The Borrower shall give the Bank 30 days prior written notice in respect of any prepayment of the Facility. Any loan amount that has been prepaid cannot be re-borrowed and shall be applied to reduce the outstanding loan amount in the inverse order of maturity.

☐ Does not apply

Fees, clause 8	☑	Applies, in which case the Fees shall be as set out below

	☐	Does not apply
The Fees are:
•	Commitment fee of SGD25,000 payable on acceptance of Offer Letter

Required financial statements, clause 14.1 (a)	☑	Applies to:

☑ Borrower Group’s audited financial statements
☐ audited financial statements of each Obligor
☐ the following monthly, quarterly or half-yearly management or other unaudited financial statements in relation to any Obligor or Borrower Group Member:

	☐	Does not apply
Trio-Tech International Pte Ltd

Financial statements, clause 14.1(b)	☐	Does not apply

	☑	Applies to the financial statements specified below
•	The Borrower shall submit to the Bank its quarterly management accounts and its operating subsidiaries including Trio-Tech International (M) Sdn Bhd, Trio-Tech (KL) Sdn Bhd and Trio-Tech (Bangkok) Co Ltd within 75 days from the end of each period.

Negative pledge, clause 15.3(a)	☑	Applies

	☐	Does not apply

Negative pledge, clause 15.3(b)	☑	Applies

	☐	Does not apply

Disposals, clause 15.4	☑	Applies

	☐	Does not apply

No other borrowings, 15.8	☑	Applies

	☐	Does not apply

Financial Covenants, clause 15.9	☑	Applies, in which case the Financial Covenants shall be as set out below

	☐	Does not apply
Trio-Tech International Pte Ltd

The Financial Covenants are:
1)	The Borrower shall maintain a minimum networth of SGD15,000,000 at all times.

Networth is defined as the aggregate of paid-up capital and revenue reserves, excluding revaluation reserves and deducting any loans made to the directors in their personal capacities or to the parent company, Trio-Tech international, United States of America directly and indirectly or other related companies and other intangible assets.

2)	Gearing ratio of the Borrower shall not exceed 1.0x at all times.

Consolidated gearing ratio is defined as total external debts : networth.

3)	Any dividends to be declared are subject to prior written consent from the Bank which will not be unreasonably withheld.

4)	The Borrower shall submit to the Bank its quarterly lists of stocks and ageing debtors (trade and non-trade, including related company debts) within 75 days from the end of each period and stocks shall be subject to periodic inspection by the Bank’s officers.

5)	The Borrower is to maintain a Consolidated Debt to Earnings Before Interest, Tax, Depreciation and Amortisation (EBITDA) ratio of not more than 2.5x at all times during the term of the 3-year term loan.

Debt to EBITDA ratio is defined as total bank loans divided by EBITDA.

Borrower Group’s audited consolidated financial statements, clause 14.1(a)(i)	☑	Applies

	☐	Does not apply

“Threshold One”, clauses 2.3, 4.4, 4.5	N.A.

“Threshold Two", clauses 4.3, 4.4	N.A.

“Threshold Three", clauses 15.3(c)(vii), 15.4(c), 15.8(c), 15.8(d), 16.4(c)	N.A.

“Cure Period", clause 16.2	N.A.
“Approved Security”, clause 15.3(c)(i)

	Description (including	Maximum principal
Date	lender/chargee)	amount secured	Obligor
N.A.	N.A.	N.A.	N.A.
Trio-Tech International Pte Ltd

Security Documents, each given or to be given by Obligor identified below in favour of the Bank:

Date	Description	Obligor
16 May 2000	Corporate Guarantee	Trio-Tech International USA
26 July 2000	Registered charge over cash deposits	Trio-Tech International Pte Ltd
Additional undertakings, clause 15.12:
Loan proceeds to be used to settle outstanding amount under the existing term loan facility as outlined under Limit 3) in the Facility Letter dated 19 April 2007.
Additional representations, clause 13.9:

N.A.
Additional events of default, clause 16.11:

N.A.
Additional conditions precedent, schedule 2, paragraph 3(h):

N.A.
“Utilisation-Specific Conditions Precedent”

N.A.
Clauses to be deleted, clause 23.7:

N.A
New clauses to be added, clause 23.7:

N.A
Clauses to be amended, clause 23.7:

N.A.
“Process Agent”

Name	N.A.

Address	N.A,

Trio-Tech International Pte Ltd